                                                                     EXHIBIT 4.3


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the 2 day of July, 2001, by and among OpenTV Corp., a corporation organized under the laws of the British Virgin Islands (the "Company"), with a registered office at the offices of Havelet Trust Company (BVI) Limited, P.O. Box 3186, Road, Tortola, British Virgin Islands and each of the Persons who have executed this Agreement and are named in Annex A hereto (each sometimes referred to individually as an "Investor" and sometimes collectively as the "Investors" which term shall include any Permitted Transferee to which an Investor Transfers Shares).

                                   RECITALS
                                   --------

     1. The Company and the Investors have entered into Share Purchase Agreements of even date herewith (each, a "Share Purchase Agreement") pursuant to which the Company will be issuing certain of its Class A Ordinary Shares (the "Shares") to the Investors in consideration for all of the issued and outstanding capital shares of Static 2358 Holdings Limited ("Static").

     2. As a condition to the closing of the above referenced transaction, the Investors desire to obtain and the Company has agreed to grant certain incidental registration rights to the Investors with respect to the Shares.

     3. In consideration of the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

                                   AGREEMENT
                                   ---------

     1.   Definitions. Unless the context otherwise requires, the terms defined
          -----------
in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

     "Affiliate" means with respect to any party hereto, any Person Controlling, Controlled by or under common Control with such party.

     "Agreement" means this Registration Rights Agreement.

     "Board" means the Board of Directors of the Company.

     "Class A Shares" means the Class A Ordinary Shares of the Company.

     "Class B Shares" means the Class B Ordinary Shares of the Company.

     "Commission" means the U.S. Securities and Exchange Commission.

     "Control" (including its correlative meanings "Controlled by" and "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, management agreement or otherwise.

     "Equity Security" shall mean (i) any Ordinary Shares or other equity security of the Company, or (ii) any security of the Company convertible into, or exercisable or exchangeable for, with or without consideration, any Ordinary Shares or other equity security of the Company, but shall not include any Equity Securities of the Company acquired from any Person which is not a party to or an Affiliate of a party to this Agreement (other than the Company).

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Holder" of any security means the owner of such security, including any transferee or assignee of record of such security in accordance with Section 10(d).

     "Holders of a Majority of the Registrable Securities" means the Person or Persons who are the Holders of greater than fifty percent (50%) of the shares of Registrable Securities then outstanding.

     "Investor" has the meaning assigned to it in the introductory paragraph of this Agreement.

     "Memorandum and Articles" means, collectively, the Memorandum of Association and the Articles of Association of the Company, each as in effect from time to time.

     "OpenTV" means OpenTV, Inc., a Delaware corporation.

     "Ordinary Shares" means, collectively, the Class A Shares and Class B
Shares.

     "Permitted Transferee" means any Subsidiary of an Investor to which Equity Securities are transferred or any limited partner of an Investor in partnership form or member of an Investor in limited liability company form who receives Equity Securities in a distribution from such Investor or, to the extent that any Shares are held in the name of a nominee, trustee or custodian, such nominee, trustee or custodian.

     "Person" includes any natural person, corporation, trust, association, company, partnership, limited liability company, joint venture and any other entity, and any government, governmental agency, instrumentality or political subdivision.

     "Public Offering" shall mean an underwritten, widely distributed, public offering of Class A Shares of the Company pursuant to a registration statement filed under the Securities Act and declared effective by the Commission; provided that a registration statement filed for the benefit of persons who would hold Ordinary Shares as a result of any exchange of shares or options of OpenTV shall not constitute a Public Offering.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" means (1) the Shares issued or issuable pursuant to a Share Purchase Agreement; and (2) any securities issued or issuable with respect to the Shares referred to in clause (1) by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization; provided, however, that such Equity Securities shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through an underwriter in a Public Offering, or (ii) sold in a private transaction in which the transferor's rights under Section 3 is not assigned or assignable, or (iii) sold pursuant to Rule 144 or otherwise in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Equity Securities are removed upon the consummation of such sale.

     "Rule 144" means Rule 144 or any similar or analogous rule promulgated under the Securities Act.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Shares" means the Class A Ordinary Shares received by the shareholders of Static pursuant to the terms of the Share Purchase Agreements.

     "Subsidiary" of any Person (the "first Person") means any other Person (the "second Person") of which the first Person owns, directly or indirectly, equity securities or other ownership interests equal to more than 30% of the outstanding equity securities or other ownership interests of the second Person, and which equity securities or other ownership interests have ordinary voting power sufficient to elect a majority of the board of directors or other Persons performing similar functions.

     "Transfer" means to sell, assign, transfer, distribute (including, without limitation, any distribution upon dissolution or liquidation), pledge, hypothecate, mortgage, encumber or dispose of, directly or indirectly, Equity Securities.

     2.   Restrictions on Transfer.
          ------------------------

          (a) Each certificate representing shares of Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement or the applicable Share Purchase Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement); provided, however that for any non-United States Person (as defined
            --------  -------
in Regulation S), such legend shall be required for only a 40-day period following the completion date:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"). NO INTEREST IN SUCH SECURITIES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS COVERING THE TRANSACTION, (ii) THE COMPANY RECEIVES AN

          OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (iii) THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS."

In addition, the Company may place on any such certificate any legend required by the Blue Sky laws of any state or other jurisdiction to the extent such laws are applicable to the New OpenTV Shares represented by the certificate so legend.

          (b) The Company shall be obligated to reissue promptly unlegended certificates (as to the legend in paragraph (a) above) at the request of any Holder thereof (i) if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend, or
(ii) if such Registrable Securities are registered under the Securities Act or may be sold under Rule 144 promulgated under the Securities Act.

          (c) Any legend endorsed on an instrument pursuant to applicable state securities laws or the laws of another jurisdiction and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue-sky authority authorizing such removal.

     3.   Incidental Registration.
          -----------------------

          (a) Each time the Company shall determine to file a registration statement under the Securities Act (other than (i) on Form F-4 or another registration statement for shares to be issued in a merger or acquisition transaction, or (ii) a registration statement covering solely one or more employee benefit plans), the Company shall promptly notify Holders of Registrable Securities and, upon the written request of any such Holder given within thirty (30) days after the receipt of such written notice from the Company, the Company agrees to use its best efforts to cause all Registrable Securities, held by such Holders which such Holders have so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent required to permit the sale or other disposition of such Registrable Securities.

          (b) If the registration of which the Company gives written notice pursuant to Section 3(a) is for a Public Offering, the Company agrees to so advise each Holder as a part of its written notice. In such event the right of any such Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such Public Offering and the inclusion of such Holder's Registrable Securities in the Public Offering to the extent provided herein. All Holders distributing their Registrable Securities through such Public Offering agree to enter into (together with the Company and the other holders distributing their securities through such Public Offering) an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Company and the Holder selling Registrable Securities through such underwriting. If any Holder of Registrable Securities does not agree to enter into an underwriting agreement having such terms and conditions, such Holder shall withdraw from such registration the Registrable Securities proposed to be registered by it and shall reimburse the Company for the incremental amount of registration expenses incurred by the Company in connection with the registration of the Registrable Securities such Holder was proposing to sell within thirty (30) days after such withdrawal.

          (c) Notwithstanding any other provision of this Section 3, if the managing underwriter of a Public Offering advises the Company and the Holders of the Registrable Securities participating in such Public Offering in writing that in its good faith judgment the number of shares of Registrable Securities and the other securities to be registered exceeds the number of shares of Registrable Securities and other securities which can be sold in such offering without having a material and adverse effect upon the success of such offering, including the price at which such Registrable Securities can be sold, then (i) the number of shares of Registrable Securities and other securities so requested to be included in the offering shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for shares to be issued by the Company in an offering initiated by and for the account of the Company, which shall have priority over the shares of Registrable Securities), and (ii) such reduced number of shares shall be allocated among all participating Holders of Registrable Securities and the holders of other securities in proportion, is nearly as practicable, to the respective number of shares of Registrable Securities proposed to be offered and sold in such registration.

          (d) Any Holder of Registrable Securities may elect to withdraw its respective Registrable Securities from inclusion in a registration to be effected pursuant to this Section 3 at any time prior to five (5) Business Days prior to the then anticipated effective date of the applicable registration statement.

     4.   Registration Procedures. If and whenever the Company is required by
          -----------------------
the provisions of Section 3 hereof to use its best efforts to effect the registration of Registrable Securities under the Securities Act, the Company agrees to:

          (a) In accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of (i) ninety (90) days, or (ii) the sale of the securities covered by such registration statement, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the earlier of (i) such ninety (90) day period or (ii) the sale of the securities covered by such registration statement;

          (b) Furnish to the Holders of securities participating in such registration and to the underwriters of the securities being registered, without charge and as soon as such documents become available to the Company, such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities;

          (c) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

          (d) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (e) Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (f) If, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, notify as promptly as practicable each Holder of Registrable Securities participating in such registration of the happening of such event and prepare and file as promptly as practicable with the Commission, and as promptly as practicable notify such Holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions.

          (g) Advise such Holders, as promptly as practicable after it shall receive notice or obtain knowledge thereof, of the issuance, or threatened issuance, of any stop order or other order by the Commission suspending the effectiveness of such registration statement; use its best efforts to prevent the issuance of any such threatened stop order or other order of which it becomes aware; and, if such stop order or other order is issued, promptly use its best efforts to obtain a lifting of such order as promptly as possible and promptly notify each such Holder of any such lifting or withdrawal.

          (h) Make available for inspection upon request by any Holder of Registrable Securities covered by such registration statement, by any managing underwriter of any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement; and

          (i) At the request of any Holder of Registrable Securities covered by such registration statement, furnish to such Holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, (i) an opinion dated such date of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request (which opinion shall be reasonably acceptable to such Holders), and (ii) a copy of the "cold comfort" letter executed by the Company's independent certified public accountants and delivered by such accountants to the underwriters, each covering such matters as are customarily the subject of opinions of issuer's counsel or independent certified public accountants, as the case may be, provided to underwriters in Public Offerings.

     5.   Expenses.
          --------

          (a) With respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 3 hereof, the Company agrees to bear all fees, costs and expenses of and incidental to the Company's performance of or compliance with this Agreement (the "Registration Expenses"); provided, however, that the Holders participating in any such registration shall bear, on a pro rata basis, all underwriting discounts and commissions attributable to Registrable Securities sold pursuant to such registration statement by such Holders. Such fees, costs and expenses to be borne by the Company shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, reasonable fees and disbursements of one firm of counsel for the selling Holders, up to $30,000 per registered offering, selected by the Holders of a majority of the shares of Registrable Securities to be included in such registration, and the premiums and other costs of policies of insurance against liability arising out of such offering.

          (b) To the extent Registration Expenses are not required to be paid by the Company, such Registration Expenses shall be borne by the Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares owned by each such requesting Holder which are included in any registration effected pursuant to Section 3.

     6.   Indemnification.
          ---------------

          (a) The Company hereby agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, which are included in a registration statement pursuant to the provisions of this Agreement and each of such Holder's officers, directors, partners, employees, attorneys, accountants and agents, and each Person who controls any of the foregoing within the meaning of the Securities Act from and against, and agrees to reimburse such Holder, its officers, directors, employees, attorneys, accountants, agents, and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors, employees, attorneys, accountants and agents, or controlling Persons, may become subject under applicable laws, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse such Holder, its officers, directors, partners, employees, attorneys, accountants, agents and each person who controls any of the foregoing for any reasonable costs and expenses incurred by them in connection with investigating any such claim, action, demand, loss, damage, liability, cost or expense, provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by such Holder, such underwriter or such controlling Person specifically for use in the preparation thereof.

          (b) Each Holder of shares of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement hereby agrees, severally and not jointly, to indemnify and hold harmless, to the full extent permitted by law, the Company, its officers, directors, employees, attorneys, accountants and agents, and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, employees, attorneys, accountants and agents, and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors or such controlling Persons may become subject under applicable laws, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, no Holder of Registrable Securities shall be obligated hereunder to pay more than the net proceeds realized by it upon its sale of Registrable Securities included in such registration statement.

          (c) Promptly after receipt by a party entitled to indemnification pursuant to the provisions of subsection (a) or (b) of this Section 6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 6 and shall not relieve the indemnifying party from liability under this
Section 6 unless such indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, or (ii) the indemnifying party and its counsel do not actively pursue the defense of such action. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

          (d) If the indemnification provided for in subsection (a) or (b) of this Section 6 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no Holder of Registrable Securities shall be obligated hereunder to contribute more than the net proceeds realized by it upon its sale of Registrable Securities included in such registration statement.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

          (e) The Company and the Holders of Registrable Securities agree that customary indemnification arrangements relating to any underwriter (as defined in the Securities Act) involved in the Public Offering and any controlling Person of such underwriter shall be set forth in the underwriting agreement executed by the Company and such Holder in connection with the registration of Registrable Securities in accordance herewith.

     7.   Rule 144 Reporting. With a view to making available to the Holders the
          ------------------
benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

          (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 at all times;

          (b) use its best efforts to file with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

     8.   Stockholder Information. The Company may request each Holder of
          -----------------------
Registrable Securities as to which any registration is to be effected pursuant to this Agreement to furnish the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by any securities commission (including the Commission), stock exchange or self-regulatory agency in connection therewith, and each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement agrees to furnish the Company with such information.

     9.   Forms. All references in this Agreement to particular forms of
          -----
registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced and to references to all forms available to a foreign registrant where any referenced form of registration statement is only available to a domestic registrant or vice versa.

     10.  Miscellaneous.
          -------------

          (a)  Waivers and Amendments. Except as otherwise expressly provided,
               ----------------------
in this Agreement may be amended or modified only upon the written consent of the Company and each Investor for so long as it has any rights or obligations hereunder. Except as otherwise expressly provided in this Agreement, the rights of an Investor under this Agreement may be waived only with the written consent of such Investor. Except as otherwise provided in this Agreement, the rights of the Company under this Agreement may be waived only with the written consent of the Company. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 10(a). Specifically, but without limiting the generality of the foregoing, the failure of any party at any time or times to require performance of any provision hereof by another party shall in no manner affect the right of such first party at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

               (b)  Notices.  All notices required or permitted hereunder shall
                    -------
     be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 401 East Middlefield Road, Mountain View, California 94043, Attention: Chief Financial Officer and General Counsel, and to each Investor at its address set forth on Annex A attached hereto or at such other address as the Company or Investor may designate by ten (10) days advance written notice to the other parties hereto.

               (c)  Severability.  In the event of any conflict between the
                    ------------
     provisions of this Agreement and the provisions of the Company's Memorandum and Articles then, subject to the provisions of British Virgin Islands law, the provisions of this Agreement shall prevail as between the parties hereto, and the parties hereto shall exercise all voting and other rights and powers legally available to them (whether as shareholders or otherwise) to give effect to the provisions of this Agreement. If there is an irreconcilable conflict between a provision of this Agreement and a mandatory provision of British Virgin Islands law, the parties shall use their respective best efforts to agree on an alternative mechanism or provision which is as close as reasonably possible to the provisions of this Agreement and the conflicting provisions contained in this Agreement shall be invalid (but only to the extent necessary), provided that such invalidity shall not affect the other provisions of this Agreement. Except as provided in the preceding sentence, should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

               (d)  Assignment of Rights.  The rights to cause the Company to
                    --------------------
     register Registrable Securities pursuant to Section 3, and all related rights and benefits hereunder, including, without limitation, rights of indemnification under Section 6, may be assigned by a Holder to a transferee or assignee of Registrable Securities which is a Permitted Transferee of a Holder; provided, however, that (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned, and (B) such transferee shall agree in writing to be subject to all restrictions set forth in this Agreement. Except as provided in the preceding sentence this Agreement and the rights and benefits hereunder shall not be assignable, except with the prior written consent of the Company and the Investors.

               (e)  Parties in Interest.  All the terms and provisions of this
                    -------------------
     Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. Subject to the immediately preceding sentence, and except as set forth specifically in this Agreement, including, without limitation, in Section 6 hereof, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and permitted assigns.

               (f)  Headings.  The headings of the sections, subsections and
                    --------
     paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.


               (g)  Choice of Law.  It is the intention of the parties that the
                    -------------
     internal substantive laws, and not the laws of conflicts, of the State of California should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

               (h)  Counterparts.  This Agreement may be executed in any number
                    ------------
     of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

               (i)  No Strict Construction.  The parties hereto have
                    ----------------------
     participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

               (j)  Consent to Exclusive Jurisdiction.  EACH PARTY HERETO HEREBY
                    ---------------------------------
     CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN SUCH COURTS. EACH PARTY HERETO HEREBY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, SUIT, OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT IT IS IMMUNE FROM EXTRATERRITORIAL INJUNCTIVE RELIEF OR OTHER INJUNCTIVE RELIEF, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH ACTION, SUIT, OR PROCEEDING MAY NOT BE BROUGHT OR MAINTAINED IN ONE OF THE ABOVE-NAMED COURTS, THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT OR MAINTAINED IN ONE OF THE ABOVE-NAMED COURTS SHOULD BE DISMISSED ON THE GROUNDS OF FORUM NON CONVENIENS, SHOULD BE TRANSFERRED TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT, OR PROCEEDING IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF CALIFORNIA, AGREES THAT

     SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE PERSONS AND AT THE ADDRESSES SET FORTH IN SECTION 10(b) OR ANNEX A, AS THE CASE MAY BE, IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE, AND WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY CLAIM THAT SUCH SERVICE OF PROCESS DOES NOT CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS.

               (k)  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES ITS
                    --------------------
     RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 10(k) HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

               (l)  Specific Performance.  The parties hereto acknowledge and
                    --------------------
     agree that a breach or threatened breach by any party of its covenants or obligations contained in this Agreement will result in irreparable and continuing damage to the other parties to this Agreement for which they have no adequate remedy at law and that any party may, in addition to the other remedies that may be available to it, commence proceedings in equity for specific performance and/or an injunction preliminarily or permanently enjoining any other party from breaching or threatening any such breach of any such covenant or agreement. No bond or other security shall be necessary with respect to such relief.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized representative thereof as of the day and year first above written.



COMPANY:

OpenTV Corp.

By: /s/ Scott H. Ray
   --------------------------------

Name: Scott H. Ray
     ------------------------------

Title: Executive Vice President and Chief Financial Officer
      -----------------------------------------------------



INVESTORS:

IN WITNESS WHEREOF the parties hereto have executed this document as a deed on
------------------
the date appearing at the head hereof.


Signed by

/s/ Jasper Smith
-----------------------
JASPER SMITH



Signed by

/s/ Wayne Thornhill (as attorney)
---------------------------------
MARK ROCK

Signed by

/s/ Paul Bustin
------------------------
authorised signatory
for and on behalf of
MEDIA & TECHNOLOGY
GROUP LIMITED



Signed by

/s/ Wayne Thornhill (as attorney)
---------------------------------
JAMES BEVERIDGE



Signed by

/s/ Wayne Thornhill (as attorney)
---------------------------------
HOWARD WATERFALL



Signed by

/s/ Christian Fernandez
-----------------------
CHRISTIAN FERNANDEZ



Signed by

/s/ Wayne Thornhill (as attorney)
---------------------------------
NOAH HARRIS


Signed by

/s/ Wayne Thornhill (as attorney)
---------------------------------
NICHOLAS BRIGGS

Signed by

/s/ Wayne Thornhill
-----------------------
WAYNE THORNHILL


Signed by

/s/ Andrew Fearon
-----------------------
ANDREW FEARON



Signed by

/s/ Rose Blundell
-----------------------
for and on behalf of
SKY NEW MEDIA VENTURES PLC



Signed by

/s/ David Wright
----------------------
for and on behalf of
HSBC INVESTMENT BANK PLC



Signed by
CAZENOVE NEW EUROPE ACCESS FUND NO. 1 LIMITED PARTNERSHIP
acting by its general partner
CAZENOVE NEW EUROPE (GP) LIMITED,
acting by its duly authorised attorney /s/ [Illegible]
(without personal liability)

______________________
in the presence of:


Signature of Witness:  /s/ Catrina Holme

Name:  Catrina Holme

Address:  28-29 Mydellton Sq.
          London EC1R 14E

Occupation: V.C.


Signed by
CAZENOVE NEW EUROPE ACCESS FUND NO. 2 LIMITED PARTNERSHIP acting by its general partner
CAZENOVE NEW EUROPE (GP) LIMITED,
acting by its duly authorised attorney /s/ [Illegible]
(without personal liability)

______________________
in the presence of:

Signature of Witness: /s/ Catrina Holme

Name: Catrina Holme

Address: 28-29 Myddleton Sq. London EC1R 14E

Occupation: V.C.



                [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

                                    ANNEX A
                                   INVESTORS

----------------------------------------------------------------------
              NAME and ADDRESS                         SHARES
----------------------------------------------------------------------
 Mr Jasper Smith                              627,775 Class A Shares
 96 Oakley Street                             (plus, if and to the
 London SW3 5NR                               extent issued pursuant to
                                              the earnout provisions of
 England                                      the Principal Share
                                              Purchase Agreement,
                                              228,297 Class A Shares)
----------------------------------------------------------------------
 Mr Mark Rock                                 627,648 Class A Shares
 20 Berwyn Road                               (plus, if and to the
 London SE24 9DB                              extent issued pursuant to
                                              the earnout provisions of
 England                                      the Principal Share
                                              Purchase Agreement,
                                              228,251 Class A Shares)
----------------------------------------------------------------------
 Media & Technology   Group Limited           468,361 Class A Shares
 Tropic Isle Building                         (plus, if and to the
 PO Box 438                                   extent issued pursuant to
 Road Town                                    the earnout provisions of
 Tortola                                      the Principal Share
                                              Purchase Agreement,
 British Virgin Islands                       170,324 Class A Shares)

----------------------------------------------------------------------
 James Beveridge Westwood                     17,620 Class A Shares
 Hedgerow Buckinghamshire

 SL9 OHD

----------------------------------------------------------------------
 Howard Waterfall                             51,825 Class A Shares
 Flat 3
 50 Dorchester Road
 London

 W2 6ET

----------------------------------------------------------------------

----------------------------------------------------------------------
 Christian Fernandez                          85,956 Class A Shares
 Flat 10
 24 Rathbone Street

 London W1T 1NY

----------------------------------------------------------------------
 Noah Harris                                  38,868 Class A Shares
 Flat 1
 6 King Edwards Road
 London Fields

 London E9 7SF

----------------------------------------------------------------------
 Nicholas Briggs                              38,868 Class A Shares
 Unit 3
 6-12 Triangle Road
 London E8 3RP

----------------------------------------------------------------------
 Wayne Thornill                               17,066 Class A Shares
 62A Clapham Common
 West Side

 London SW4 9AV

----------------------------------------------------------------------
 Andrew Fearon                                16,298 Class A Shares
 "Brooms"
 Langley Lower Green
 Saffron Walden

 CB11 lJB

----------------------------------------------------------------------
 Sky New Media Ventures Plc                   323,903 Class A Shares
 Grant Way
 Isleworth
 Middlesex
 TW7 5QD

----------------------------------------------------------------------

----------------------------------------------------------------------

 HSBC Investment Bank Plc                      144,004 Class A Shares
 Thames Exchange
 10 Queen Street
 London

 EC4R 1BL


----------------------------------------------------------------------
 Cazenove New Europe Access Fund No 1 Limited 260,856 Class A Shares Partnership and Cazenove New Europe Access
 Fund No 2 Limited Partnership, each through their nominee, Greenwood Nominees Limited
 (Account CNEAF).


----------------------------------------------------------------------
 Total                                         2,719,048 Class A Shares
                                               (plus, if and to the
                                               extent issued pursuant
                                               to the earnout provisions
                                               of the Principal Share
                                               Purchase Agreement, 626,872
                                               Class A Shares)
----------------------------------------------------------------------

                                      C-1